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
PRICING SUPPLEMENT NO. 2 DATED SEPTEMBER 25, 2002                                                   FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED SEPTEMBER 13, 2002                                                                     FILE NO. 333-90316
AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 13, 2002)

                                                  SLM CORPORATION
                                            Medium Term Notes, Series A
                                   Due 9 Months or Longer From the Date of Issue

--------------------------------------------- ----------------------------------------- --------------------------------------
Principal Amount:     $720,000,000            Floating Rate Notes:         |X|          Fixed Rate Notes:         |_|
--------------------------------------------- ----------------------------------------- --------------------------------------
Original Issue Date:  September 27, 2002      Closing Date: September 27, 2002          CUSIP Number:     78442F AC2
--------------------------------------------- ---------------------------- ------------ --------------------------------------
Maturity Date:        September 15, 2005      Option to Extend             |X| No       Specified Currency:  U.S. Dollars
                                              Maturity:
                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
--------------------------------------------- ---------------------------- ------------ --------------------------------------

------------------------------------------------ -------------- ----------------------------------- --------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------

-------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

-------------------------------------------------------------- ----------------------------------------------------------------
Floating Rate Index:
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| CD Rate                                  Index Maturity:   Three Months.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Commercial Paper Rate
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| CMT Rate                                 Spread :   Plus 18 basis points (.18%).
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Federal Funds Rate
-------------------------------------------------------------- ----------------------------------------------------------------
                  |X| LIBOR Telerate                           Initial Interest Rate:     1.97063%.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| LIBOR Reuters
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Prime Rate                               Interest Rate Reset Period:  Quarterly.
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate
-------------------------------------------------------------- ----------------------------------------------------------------
Reset Date(s):  Each March 15th, June 15th, September 15th     Interest Payment   Each March 15th, June 15th, September 15th
                and December 15th  during the term of the      Date(s):           and December 15th  during the term of the
                Notes, beginning December 16, 2002, subject                       Notes, beginning December 16, 2002, subject
                to following business day convention.                             to following business day convention.
-------------------------------------------------------------- ----------------------------------------------------------------
Interest Determination  2 London and New York Business         Interest Period:   From and including the previous Interest
Date:                   Days prior to the related Reset                           Payment Date (or Original Issue Date, in
                        Date.                                                     the case of the first Interest Accrual
                                                                                  Period) to but excluding the current
                                                                                  Interest Payment Date (or Maturity Date, in
                                                                                  the case of  the last Interest Accrual
                                                                                  Period).
-------------------------------------------------------------- ----------------------------------------------------------------

                     ABN AMRO INCORPORATED                               BANC OF AMERICA SECURITIES LLC
                 BANC ONE CAPITAL MARKETS, INC.                              BARCLAYS CAPITAL INC.
                   CREDIT SUISSE FIRST BOSTON                                 GOLDMAN, SACHS & CO.
                            JPMORGAN                                             MORGAN STANLEY
                      MERRILL LYNCH & CO.                                     SALOMON SMITH BARNEY


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
-------------------------------------------------------------- ----------------------------------------------------------------
Lock-in Period Start Date:   Not Applicable.                   Accrual Method:   Actual/360.
-------------------------------------------------------------- ----------------------------------------------------------------
Maximum Interest Rate:       Not Applicable.                   Minimum Interest Rate:     Not Applicable.
-------------------------------------------------------------- ----------------------------------------------------------------

Form:                    Book-entry.

Denominations:           $1,000 minimum and integral multiples of $1,000 in excess thereof.

Trustee:                 JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

Agents:                  The following agents are acting as underwriters, on a several basis, in connection with this issuance.

                                      Agents                                                 Principal Amount of Notes
                                      ------                                                 -------------------------
                         ABN AMRO Incorporated                                                   $ 155,000,000.00
                         Salomon Smith Barney Inc.                                                 130,000,000.00
                         Morgan Stanley & Co. Incorporated                                          95,000,000.00
                         J.P. Morgan Securities Inc.                                                90,000,000.00
                         Credit Suisse First Boston Corporation                                     80,000,000.00
                         Banc of America Securities LLC                                             55,000,000.00
                         Barclays Capital Inc.                                                      55,000,000.00
                         Goldman, Sachs & Co.                                                       35,000,000.00
                         Banc One Capital Markets, Inc.                                             15,000,000.00
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated                         10,000,000.00
                                                                                                    -------------

                                           Total                                                  $720,000,000.00


Issue Price:             99.941%.

Agents' Commission:      0.087%.

Concession:              0.087%.

Reallowance:             0.0435%.

Net Proceeds:            $718,948,800.00




 OBLIGATIONS OF SLM CORPORATION AND ANY SUBSIDIARY OF SLM CORPORATION ARE NOT
   GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
     NEITHER SLM CORPORATION NOR ANY SUBSIDIARY OF SLM CORPORATION (OTHER
      THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED
       ENTERPRISE OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.